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                                                                      Exhibit 10

                               January 28, 1997

Nuveen Flagship Municipal Trust                                 (202) 639-7065
333 West Wacker Drive
Chicago, Illinois 60606

          RE: Registration Statements on Form N-1A under the Securities Act of 1933 for Nuveen Flagship Municipal Trust (File No. 333-14725)

Ladies and Gentlemen:

     We have acted as counsel for Nuveen Flagship Municipal Trust, a Massachusetts voluntary association (commonly known as a business trust) (the "Trust"), in connection with the above-referenced Registration Statement on Form N-1A as proposed to be filed with the Securities and Exchange Commission on January 28, 1997 (as amended, the "Registration Statement"), which relates to the Class A Shares, Class B Shares, Class C Shares and Class R Shares (collectively, the "Shares") of each of the following series of the Trust:
Nuveen Municipal Bond Fund, Nuveen Insured Municipal Bond Fund, Nuveen Flagship All-American Fund Municipal Bond Fund, Nuveen Flagship Intermediate Municipal Bond Fund and Nuveen Flagship Limited Term Municipal Bond Fund (collectively, the "Series"). This opinion is being delivered to you in connection with the Trust's filing of Pre-Effective Amendment No. 3 to the Registration Statement (the "Amendment") with the Securities and Exchange Commission. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

     (a) a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the existence of the Trust;

     (b) copies, certified by the Secretary of State of the Commonwealth of Massachusetts, of the Trust's Declaration of Trust and the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest on file in the office of the Secretary of State;

     (c) a certificate executed by Morrison C. Warren, an Assistant Secretary of the Trust, certifying as to, and attaching copies of, the Trust's Declaration of Trust and Designation of Series, the Trust's Establishment and Designation of Classes, the By-Laws, as amended, and a certain resolution of the Trustees of the Trust; and

     (d)  a printer's proof, dated January 28, 1997, of the Amendment.

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Nuveen Flagship Municipal Trust
January 28, 1997

     In our capacity as counsel to the Trust, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinions, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Trust. We have assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (d) above.

     Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the Trust's Declaration of Trust and By-Laws, and for the consideration described in the Registration Statement, will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Trust may, under certain circumstances, be held personally liable for its obligations.

     The opinion expressed herein is limited to the laws of the Commonwealth of Massachusetts.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                                      Very truly yours,

                                       FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                                       By:   /s/  Thomas S. Harman
                                           -------------------------------------
                                                      Thomas S. Harman

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